EXHIBIT 99.1

SIX FLAGS                                                                NEWS
--------------------------------------------------------------------------------

FOR:           SIX FLAGS, INC.
CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               New York, NY 10168
               (212) 599-4693

KCSA           Joseph A. Mansi/Erika Levy
CONTACTS:      (212) 896-1205 / (212) 896-1208
               jmansi@kcsa.com / elevy@kcsa.com
               ---------------   --------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

          SIX FLAGS REAFFIRMS FULL YEAR OUTLOOK AND REPORTS NINE MONTHS
                           AND THIRD QUARTER RESULTS

                                   - - - - - -

NEW YORK, November 8, 2004 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the nine months and quarter ended September 30, 2004.

           Kieran E. Burke, Chairman and Chief Executive Officer, stated "we have now concluded our operating season at all of our parks, with the exception of weekend and holiday operations in three markets. We expect to achieve full year attendance of approximately 33.2 million, revenues of approximately $1.023-1.026 billion, EBITDA (Modified) of approximately $294-299 million and Adjusted EBITDA of approximately $250-255 million, a level consistent with the expectations set forth in our October 14 press release." (1)

           The results of operations reflect the Company's adoption of FASB Interpretation No. 46 ("FIN 46"). Under FIN 46, the results of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas and Six Flags Marine World are now consolidated in the financial statements of the Company. Prior to the fourth quarter of 2003, those parks had been reported as unconsolidated operations under the equity method of accounting. The results also reflect the reclassification as discontinued operations for all periods presented of the operations, assets and liabilities of the seven parks in Europe and Six Flags Worlds of Adventure in Ohio (the "Divested Parks"), which the


------------------
(1) See note 3 to the following table for a discussion of EBITDA (Modified) and Adjusted EBITDA, and for a reconciliation of these amounts to net loss.

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SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 2


Company sold in April 2004. Prior period results have been reclassified for the adoption of FIN 46 and classifying the Divested Parks as discontinued operations, in order to provide meaningful year over year comparisons. Quarterly results prepared on that basis for all of 2002 and 2003 have been posted on the Company's website at www.sixflags.com, and furnished to the Securities and Exchange Commission on Form 8-K.


NINE MONTH RESULTS

           For the first nine months of 2004, revenues were $928.6 million, compared to $950.4 million for the comparable period of 2003, a decrease of $21.8 million, or 2.3%. Attendance for the period declined 1.4 million, or 4.5%, while total revenue per capita increased by 2.3%, to $31.22.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $728.7 million in the 2004 nine-month period, as compared to $709.2 million in the prior-year period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $616.9 million in 2004 and $602.7 million in 2003, an increase of 2.4%, primarily reflecting planned increases in operating expenses to enhance the guest experience at the Company's parks.

           EBITDA (Modified) was $311.7 million in the 2004 period as compared to $347.7 million in the 2003 period. Adjusted EBITDA for the 2004 period was $265.9 million compared to $303.5 million in 2003.

           Loss from continuing operations was $(67.7) million in the first nine months of 2004 as compared to income from continuing operations of $4.2 million in the 2003 period.

           The loss in the 2004 period reflects the impact of a non-cash impairment loss of $14.4 million associated with the Company's investment in the Madrid park we manage and related assets. Negotiations for the termination of the Company's involvement with that park are ongoing, and are expected to conclude before year-end. The loss also reflects the impact of a valuation allowance of $39.2 million recorded in the 2004 period with respect to the Company's domestic deferred tax asset, which has the effect of increasing book tax expense for the period by the amount of the allowance. This has no effect on the Company's cash tax expense or its ability to utilize net operating loss carryforwards in future years. Absent the impairment charge and the valuation allowance, the loss from continuing operations would have been $14.1 million in the nine month period, as compared to income from operations of $4.2 million last year.

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SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 3

THREE MONTH RESULTS

           Revenues for the 2004 third quarter were $527.4 million, compared to $545.2 million for the comparable quarter of 2003. The 2004 performance reflects a decrease in attendance of 0.9 million, or 4.8%, offset in part by a 1.6% increase in total revenue per capita.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $284.0 million in the 2004 quarter and $274.6 million in the year ago period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $246.4 million in the third quarter of 2004, as compared to $239.2 million in the prior-year quarter, an increase of 3.0%.

           EBITDA (Modified) was $281.0 million in the third quarter of 2004 compared to $306.0 million in the 2003 quarter. Adjusted EBITDA for the third quarter of 2004 was $253.8 million compared to $277.9 million in the third quarter of 2003.
           Income from continuing operations before tax was $157.5 million in the third quarter of 2004 as compared to $191.5 million in the 2003 period. The 2004 period reflects the impact of the impairment of the Madrid investment and related assets and the deferred tax asset valuation allowance discussed above.

DISCUSSION AND OUTLOOK

           "We have a comprehensive plan in place to deliver meaningfully improved performance in 2005 and beyond," stated Mr. Burke. "This strategy includes continued focus on guest service, the continuation of our integrated national and local advertising campaign and a strong plan for capital additions to our parks. Our 2005 capital plan encompasses new attractions in 13 of our 18 domestic theme parks, a major new ride in our park in Mexico City and a children's area in our Montreal park. We will be adding both teen and family attractions. Our largest initiatives will be concentrated in our major markets. We will be debuting a new water park at our Chicago park for 2005. At our New Jersey park, we will be creating a dramatic new jungle themed 11 acre entertainment section, anchored by a world-record setting roller coaster, and including a new stadium for unique tiger shows and exhibits and an expansive new children's area. Our San Francisco park will receive a new section including a

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 4

dolphin cove and other interactive animal attractions. We will also continue to invest against in-park revenue growth; we have seen strong year over year in-park spending growth over the last several seasons. In all, we expect our capital program to entail an expenditure of $130-135 million. We believe that this capital program, when combined with our breakthrough marketing campaign, should yield solid attendance and revenue growth next year and set the stage for significant growth the next several years as we restore park performance to average historic levels.

           "We are also pleased to announce that we have secured a modification to the financial covenants in our Credit Agreement," continued Mr. Burke. "Although we were in full compliance with these covenants prior to modification, this amendment provides us with additional financial cushion with respect to leverage and fixed charge coverage ratios as we implement our growth strategies over the next several years. The Company continues to enjoy substantial liquidity and has no near-term debt maturities."

           Six Flags, Inc. is the world's largest regional theme park company.


The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's website at www.sixflags.com.

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

                               (Tables to follow)

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SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 5


                                 SIX FLAGS, INC.
                          STATEMENT OF OPERATIONS DATA
                 THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


 STATEMENT OF OPERATIONS DATA(1)                                        THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                    SEPTEMBER 30,
                                                                   ---------------------------     ----------------------------
                                                                       2004            2003            2004            2003
                                                                   -----------     -----------     -----------      -----------

 Revenue.......................................................    $  527,409      $  545,192      $  928,633       $  950,426
                                                                   -----------     -----------     -----------      -----------
 Costs and expenses (excluding depreciation,
      amortization and non-cash compensation) .................       246,381         239,219         616,932          602,694
 Depreciation..................................................        37,161          35,140         110,313          105,664
 Amortization..................................................           323             263             976              789
 Non-cash compensation ........................................           160              25             482               76
                                                                   -----------     -----------     -----------      -----------
 Income from operations .......................................       243,384         270,545         199,930          241,203
 Interest expense (net)........................................       (44,795)        (51,544)       (145,818)        (159,193)
 Minority interest in earnings ................................       (25,814)        (26,526)        (41,696)         (39,927)
 Early repurchase of debt......................................          (490)              --        (31,862)         (27,592)

 Other income (expense) (including non-cash impairment
      charge of $14,400 in 2004)...............................       (14,802)         (1,001)        (19,373)          (1,347)
                                                                   -----------     -----------     -----------      -----------
 Income (loss) from continuing operations .....................       157,483         191,474         (38,819)          13,144
      before income taxes......................................
 Income tax expense ...........................................       101,116          74,440          28,898            8,899
                                                                   -----------     -----------     -----------      -----------
 Income (loss) from continuing operations .....................        56,367         117,034         (67,717)           4,245
 Discontinued operations, inclusive of tax benefit of
    $20,135,000 in 2003 (three months) and $57,387,000
    in 2004 and $4,067,000 in 2003 (nine months)..............            --          23,139         (287,561)          13,554
                                                                   -----------     -----------     -----------      -----------
 Net income (loss) ............................................    $   56,367      $  140,173      $ (355,278)      $   17,799
                                                                   ===========     ===========     ===========      ===========
 Net income (loss) applicable to common stock .................    $   50,874      $  134,679      $ (371,756)      $    1,320
                                                                   ===========     ===========     ===========      ===========
 Per share - basic:
      Income (loss) from continuing operations.................    $     0.55      $     1.20      $    (0.90)      $    (0.13)
      Discontinued operations, inclusive
           of tax benefit......................................            --            0.25           (3.10)            0.14
                                                                   -----------     -----------     -----------      -----------

      Net income (loss) .......................................    $     0.55      $     1.45      $    (4.00)      $     0.01
                                                                   ===========     ===========     ===========      ===========
 Per share -diluted:
      Income (loss) from continuing operations.................    $     0.53      $     1.10      $    (0.90)      $    (0.13)
      Discontinued operations, inclusive
           of tax benefit......................................            --            0.22           (3.10)            0.14
                                                                   -----------     -----------     -----------      -----------
      Net income (loss) .......................................    $     0.53      $     1.32      $    (4.00)      $     0.01
                                                                   ===========     ===========     ===========      ===========
 OTHER DATA:
 Income (loss) from continuing operations before
   impairment charge, valuation allowance and loss
    on early repurchase of debt (2)............................    $  110,280      $  117,034      $    5,646       $   21,352

 Income from continuing operations per common share
      (basic) before impairment charge, valuation
      allowance and loss on early repurchase of debt (2).......    $     1.13      $     1.20      $    (0.12)      $     0.05
 EBITDA (Modified) (3) ........................................    $  281,028      $  305,973      $  311,701       $  347,732
 Adjusted EBITDA(3)............................................    $  253,843      $  277,919      $  265,892       $  303,477
 Average weighted shares outstanding - basic...................        93,042          92,617          93,034           92,617
 Average weighted shares outstanding - diluted.................       106,831         106,409          93,034           92,617
 Net cash provided by operating activities.....................    $  129,409      $  179,163      $  114,659       $  211,535


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SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 6

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                      # # #


BALANCE SHEET DATA                                         September 30, 2004           December 31, 2003
------------------                                         ------------------           -----------------
                                                              (Unaudited)

Cash and cash equivalents..............................     $     177,459                $     98,189
Total assets...........................................         3,650,725                   4,682,771
Current portion of long-term debt .....................            16,355                     320,211
Long-term debt (excluding current portion) ............         2,104,460                   2,354,194
Mandatorily redeemable preferred stock.................           281,964                     281,119
Total stockholders' equity ............................           934,244                   1,362,050

___________________

(1) Revenues and expenses of international operations are converted into dollars on a current basis as provided by accounting principles generally accepted in the United States ("GAAP").

(2) The Company's reported results include items of income and expense that are typically excluded by securities analysts in their published estimates for the Company's financial results. These excluded items include asset impairments, gains and losses on early repurchases of debt and deferred tax asset valuation allowances. The following tables set forth the calculation of income (loss) from continuing operations and income (loss) applicable to common stock from continuing operations per share (basic) before giving effect to those excluded items.


                                                                                          (In thousands)
                                                              ----------------------------------------------------------------------
                                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                              ---------------------------------   ----------------------------------
                                                                   2004               2003               2004                 2003
                                                              --------------     --------------   --------------      --------------
                                                                                           (Unaudited)
            Income (loss) from continuing operations          $      56,367            117,034    $     (67,717)              4,245
            Impairment charge relating to Madrid park                14,363                 --           14,363                  --
            Valuation allowance                                      39,246                 --           39,246                  --
            Early repurchase of debt                                    490                 --           31,862              27,592
            Income tax benefit from early repurchase
                of debt                                                (186)                --          (12,108)            (10,485)
                                                              --------------     --------------   --------------      --------------

                                                              $     110,280            117,034    $       5,646              21,352
                                                              ==============     ==============   ==============      ==============

INCOME (LOSS) APPLICABLE TO COMMON STOCK PER SHARE (BASIC)
----------------------------------------------------------

                                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                              ---------------------------------   ----------------------------------

                                                                   2004                2003            2004                  2003
                                                              --------------     --------------   --------------      --------------
                                                                                           (Unaudited)
            Income (loss) from continuing operations          $        0.55             1.20      $       (0.90)              (0.13)
            Impairment charge relating to Madrid park                  0.15               --               0.15                  --
            Valuation allowance                                        0.42               --               0.42                  --
            Early repurchase of debt                                   0.01               --               0.34                0.29
            Income tax benefit from early repurchase
                of debt                                                  --               --              (0.13)              (0.11)
                                                              --------------     --------------   --------------      --------------
                                                              $        1.13             1.20      $       (0.12)               0.05
                                                              ==============     ==============   ==============      ==============


(3) EBITDA (Modified) is defined as net income (loss) before discontinued operations, income tax expense, other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings, interest expense (net), non-cash compensation, amortization and depreciation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 8, 2004
PAGE 7


           The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).

                                                                     THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                  SEPTEMBER 30,
                                                                 --------------------------     --------------------------
                                                                    2004          2003             2004            2003
                                                                 -----------    -----------     -----------    -----------
                                                                                         (Unaudited)
Net income (loss)                                              $     56,367        140,173      $ (355,278)        17,799
Discontinued operations, inclusive of tax                                --        (23,139)        287,561        (13,554)
Income tax expense                                                  101,116         74,440          28,898          8,899
Other expense                                                        14,802          1,001          19,373          1,347
Early repurchase of debt (formerly extraordinary loss)                  490             --          31,862         27,592
Minority interest in earnings                                        25,814         26,526          41,696         39,927
Interest expense (net)                                               44,795         51,544         145,818        159,193
Non-cash compensation                                                   160             25             482             76
Amortization                                                            323            263             976            789
Depreciation                                                         37,161         35,140         110,313        105,664
                                                                 -----------    -----------     -----------    -----------
EBITDA (Modified)                                                   281,028        305,973         311,701        347,732
Third party interest in EBITDA of certain parks(a)                  (27,185)       (28,054)        (45,809)       (44,255)
                                                                 -----------    -----------     -----------    -----------
Adjusted EBITDA                                                  $  253,843        277,919      $  265,892        303,477
                                                                 ===========    ===========     ===========    ===========


           The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the years ending December 31, 2004 and 2005. Therefore, a reliable estimate of its net loss for those years is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for each of 2004 and 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such years. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2004, expected interest expense (net) is approximately $191,000,000, expected minority interest in earnings is approximately $39,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $31,375,000. For 2005, expected interest expense (net) is approximately $185,000,000 and expected minority interest in earnings is approximately $39,000,000.

                                                                       Year Ending December 31,
                                                            -------------------------------------------
                                                                2004                      2005
                                                            -------------------     -------------------
                                                                             (In thousands)
  Income from operations                                    $  142,850-147,850                 185,850
  Non-cash compensation                                                    650                     650
  Amortization                                                           1,500                   1,500
  Depreciation                                                         149,000                 156,000
                                                            -------------------     -------------------
  EBITDA (Modified)                                            294,000-299,000                 344,000
  Third-party interest in EBITDA of certain parks(a)                    44,000                  44,000
                                                            -------------------     -------------------
  Adjusted EBITDA                                           $  250,000-255,000                 300,000
                                                            ===================     ===================

(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.